UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2009, Metabasis Therapeutics, Inc. (the “Company”) entered into a letter agreement with Hoffmann-La Roche Inc., Roche Palo Alto LLC and F.Hoffmann-La Roche Ltd. (collectively, “Roche”), which provided for the early payment by Roche of a $2.0 million milestone payment to the Company, on or before June 1, 2009, in connection with the Collaboration and License Agreement, dated August 7, 2008, by and between the Company and Roche (the “Collaboration Agreement”). Pursuant to the letter agreement, the payment of this milestone was accelerated in exchange for certain know-how that the Company is obligated to provide to Roche within 30 days of receipt of the payment. All other terms of the Collaboration Agreement are unchanged and remain in effect. The press release announcing the milestone payment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc. dated June 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

By:	/s/ Tran B. Nguyen
Tran B. Nguyen Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)

Date: June 5, 2009

INDEX TO EXHIBITS

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc. dated June 5, 2009.